Exhibit 99.1

CytoSorbents Announces Expansion of CytoSorb® Partnership with
Fresenius Medical Care

Agreement brings innovative CytoSorb® therapy to Korea and Mexico and sets the stage for future growth

MONMOUTH JUNCTION, N.J., January 22, 2019 – CytoSorbents Corporation (NASDAQ: CTSO), a critical care immunotherapy leader commercializing its CytoSorb® blood purification technology to treat deadly inflammation in critically-ill and cardiac surgery patients around the world, announced today that it has expanded its partnership with Fresenius Medical Care to Korea and Mexico.

Under the terms of the agreement, Fresenius Medical Care has the exclusive rights to distribute CytoSorb for acute care and other hospital applications in Korea and Mexico. Commercial sales of CytoSorb are expected to commence after securing market registration clearance from Korean and Mexican health authorities. These multi-year agreements include an initial stocking order and are subject to annual minimum purchases of CytoSorb to maintain exclusivity.

Mr. Sung Ok Choi, President and CEO of Fresenius Medical Care Korea, stated, “Continuous renal replacement therapy (CRRT) treatment of hospitalized critically-ill patients is gradually increasing in Korea. We are very pleased to be able to introduce CytoSorb to the Korea market, and through the partnership with CytoSorbents, Fresenius Medical Care Korea will continue to strive to provide more comprehensive acute treatment options for healthcare professionals and patients with acute kidney injury.”

Mr. Alfredo Merino, Senior Vice President - Business Strategy of Fresenius Medical Care North America, and CEO Fresenius Medical Care Mexico, said, “We are excited to expand our partnership with CytoSorbents to introduce CytoSorb to the Mexican healthcare system. In the country each year, hundreds of thousands of lives are lost at a tremendous human and economic cost from hyperinflammatory conditions such as sepsis, trauma, acute liver disease, and lung injury due to a lack of effective therapies. We hope to change this with CytoSorb.”

Dr. Phillip Chan, CEO of CytoSorbents commented, “We are pleased to extend our collaboration with Fresenius Medical Care into these large and strategically important markets. Fresenius Medical Care’s expertise in intensive care and strong commercial organizations in Mexico and Korea make them an excellent partner for CytoSorb.”

Mr. Chris Cramer, CytoSorbents’ Vice President of Business Development added, “Having worked closely together in Europe for the past several years, we plan to leverage that extensive experience with Fresenius Medical Care’s outstanding sales organizations in Korea and Mexico to rapidly bring CytoSorb to the market in these countries, and to take advantage of this substantial growth opportunity.”

There are approximately 129 million people in Mexico and 52 million people in Korea. Throughout both countries, there is an increasing burden of illness and rising healthcare costs associated with deadly inflammatory conditions such as sepsis. Additionally, there is a growing demand for CRRT treatments for acute kidney injury (AKI) and cytokine removal in intensive care unit patients. In particular, there is a significant unmet need in patients suffering from infection and septic shock, Systemic Inflammatory Response Syndrome (SIRS), Acute Respiratory Distress Syndrome (ARDS), liver failure, burn injury, and trauma. Healthcare in Korea and Mexico varies from the most basic primary health care, offered free by the state, to highly specialized, hi-tech health services available in the both the public and private sectors. According to OECD (Organization for Economic Co-operation and Development) Health Statistics, healthcare expenditure in 2016 as a percentage of GDP was 7.7% and 6.5% for Korea and Mexico, respectively.

Financial terms of this agreement have not been disclosed.

About CytoSorbents Corporation (NASDAQ: CTSO)

CytoSorbents Corporation is a leader in critical care immunotherapy, specializing in blood purification. Its flagship product, CytoSorb® is approved in the European Union with distribution  in 55 countries around the world, as an extracorporeal cytokine adsorber designed to reduce the "cytokine storm" or "cytokine release syndrome" that could otherwise cause massive inflammation, organ failure and death in common critical illnesses. These are conditions where the risk of death is extremely high, yet no effective treatments exist.  CytoSorb® is also being used during and after cardiac surgery to remove inflammatory mediators that can lead to post-operative complications, including multiple organ failure. CytoSorbents is conducting its pivotal REFRESH 2-AKI trial – a multi-center, randomized controlled, clinical trial intended to support U.S. regulatory approval of CytoSorb for use in a heart-lung machine during complex cardiac surgery to reduce organ injury.  CytoSorb® has been used in more than 56,000 human treatments to date.

CytoSorbents' purification technologies are based on biocompatible, highly porous polymer beads that can actively remove toxic substances from blood and other bodily fluids by pore capture and surface adsorption. Its technologies have received non-dilutive grant, contract, and other funding of nearly $26 million from DARPA, the U.S. Army, the U.S. Department of Health and Human Services, the National Institutes of Health (NIH), National Heart, Lung, and Blood Institute (NHLBI), U.S. Special Operations Command (USSOCOM), and others. The Company has numerous products under development based upon this unique patented blood purification technology including CytoSorb-XL™, HemoDefend™, VetResQ™, K+ontrol™, ContrastSorb, DrugSorb, and others.  For more information, please visit the Company's websites at www.cytosorbents.com and www.cytosorb.com and follow us on Facebook and Twitter.

About Fresenius Medical Care (NYSE: FMS)

Fresenius Medical Care is the world's largest provider of products and services for individuals with renal diseases of which around 3.2 million patients worldwide regularly undergo dialysis treatment. Through its network of 3,872 dialysis clinics, Fresenius Medical Care provides dialysis treatments for 329,085 patients around the globe. Fresenius Medical Care is also the leading provider of dialysis products such as dialysis machines or dialyzers. Along with its core business, the company provides related medical services in the field of Care Coordination. Fresenius Medical Care is listed on the Frankfurt Stock Exchange (FME) and on the New York Stock Exchange (FMS). For more information visit the Company’s website at www.freseniusmedicalcare.com.

Forward-Looking Statements

This press release includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, representations and contentions and are not historical facts and typically are identified by use of terms such as "may," "should," "could," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential," "continue" and similar words, although some forward-looking statements are expressed differently. You should be aware that the forward-looking statements in this press release represent management's current judgment and expectations, but our actual results, events and performance could differ materially from those in the forward-looking statements. Factors which could cause or contribute to such differences include, but are not limited to, the risks discussed in our Annual Report on Form 10-K, filed with the SEC on March 8, 2018, as updated by the risks reported in our Quarterly Reports on Form 10-Q, and in the press releases and other communications to shareholders issued by us from time to time which attempt to advise interested parties of the risks and factors which may affect our business. We caution you not to place undue reliance upon any such forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, other than as required under the Federal securities laws.

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Cytosorbents Contact: Amy Vogel Investor Relations 732-398-5394 avogel@cytosorbents.com Investor Relations Contact: Jeremy Feffer LifeSci Advisors 917-749-1494 jeremy@lifesciadvisors.com
Public Relations Contact: Joshua Berkman Rubenstein Public Relations 212-805-3055 jberkman@rubensteinpr.com